Exhibit 10.17

AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
INCENTIVE PLAN

Pursuant to the Affiliated Managers Group, Inc. incentive plan referred to on Exhibit A hereto (the “Plan”), and subject to the terms of this agreement (the “Agreement”), Affiliated Managers Group, Inc. (the “Company”) hereby grants to the grantee named on Exhibit A hereto (the “Grantee”) a cash award (the “Award”) in the amount specified on Exhibit A, to be issued and distributed to the Grantee according to the terms set forth herein and in the Plan, and the vesting schedule and performance requirements (if any) set forth herein.

1.Hypothetical Investment. Upon the Grantee's election, the Award will be deemed to be invested in one or more hypothetical investments set forth on Exhibit B hereto. If the Grantee does not affirmatively elect otherwise within five (5) business days of the Grant Date listed on Exhibit A hereto (the “Grant Date”), the Award shall be deemed to have been invested in shares of common stock, par value $0.01 per share, of the Company (such shares, the “Shares,” and such hypothetical investment, “Notional Shares”). The notional investment date shall be the Grant Date, and in the case of a hypothetical investment in Notional Shares, any increase or decrease in the value of the Award shall be determined from the closing price of the Shares as of the Grant Date. The Grantee acknowledges that he or she has a copy of the most recent Annual Report on Form 10-K, as supplemented, of the Company, or has elected not to obtain such information. The Grantee further acknowledges that the hypothetical investment feature of the Award may cause the value which vests under the Award to be lower than the value of the Award on the Grant Date.

2.Vesting and Performance Measure.

(a)Vesting. Subject to the discretion of the Administrator to accelerate the vesting schedule, the Award shall vest in the amounts and on the dates indicated on Exhibit A; provided that, Grantee’s Employment is through the applicable vesting date set forth on Exhibit A. In addition, if this Award is subject to a Performance Measure (but not otherwise), Section 2(b) shall apply. For the avoidance of doubt, the vesting of the Award may be accelerated automatically in certain circumstances described herein.

(b)Performance Measure. If this Award is subject to a Performance Measure (as defined herein), the Award shall be settled pursuant to Section 6 only if the Award has vested in accordance with Section 2(a) and the Compensation Committee has certified the attainment of the Performance Measure with respect to all or any portion thereof; it being understood that if vesting of the Award is accelerated pursuant to Section 2(c)(y) or 4(a)(ii) hereof, such vested portion of the Award shall remain subject to the attainment of the Performance Measure and such vested portion of the Award shall not be settled until the Compensation Committee has certified that the Performance Measure has been attained. If such Performance Measure remains in effect and the Compensation Committee certifies that it has not been attained with respect to all or any portion of the Award (including any portion of the Award that has vested pursuant to Section 2(c)(y) or 4(a)(ii) hereof), this Award shall terminate immediately and be of no further force or effect with respect to the entire Award or such portion thereof, as applicable.

(c)Change of Control. Notwithstanding anything to the contrary herein or in the Plan, in the event of termination of Grantee’s Employment (i) by the Company without Cause or (ii) by the

Grantee for Good Reason, in either case occurring within the two-year period following a Change of Control, this Award shall automatically fully vest at the time of such termination; provided that, if this Award is subject to a Performance Measure, it shall only vest pursuant to Section 2(b) if (x) the Compensation Committee has certified that the Performance Measure has been attained on or before the date of termination, and in such case shall be settled at the time of such termination in the amount indicated on Exhibit A, or (y) the attainment of the Performance Measure is not yet determinable as of such date, and in such case shall fully vest at the time of such termination but the vested portion of the Award shall remain subject to the attainment of the Performance Measure and such vested portion of the Award shall not be settled unless and until the Compensation Committee has certified that the Performance Measure has been attained (and the Award shall be settled at the time of such certification (if any)). (For the avoidance of doubt, if the Award is subject to a Performance Measure that the Compensation Committee has certified has not been attained with respect to all or any portion thereof, this Award shall terminate in whole or in part, as applicable, in accordance with Section 2(b) hereof.)

3.Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan, as applicable and as may be amended from time to time. For purposes of this Agreement, as applicable, the following terms shall have the following meanings:

(a)“Administrator” shall be defined as the Compensation Committee and, as applicable, any permitted delegate thereof.

(b)“Affiliate” shall mean any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

(c)“Cause” means any of the following:

i.the Grantee’s engagement in any criminal act which is or involves a serious felony offense, a violation of federal or state securities laws (or equivalent laws of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, or theft or any other crime involving dishonesty;

ii.the Grantee’s willful or grossly negligent failure to perform duties owed to the Company or an Affiliate;

iii.the Grantee’s willful violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or Affiliates is a member; or

iv.the Grantee’s willful violation of any Company policy or any applicable policy of any of its subsidiaries or Affiliates concerning confidential or proprietary information, or material violation of any other Company or applicable subsidiary or Affiliate policy or written agreement as in effect from time to time; and

v. for purposes of Section 9(a), “Cause” also means the occurrence of any of the following, as determined by the Company: (a) the Grantee’s performance of his or her duties and responsibilities to the Company or its subsidiaries or Affiliates, as applicable, in a manner deemed by the Company to be in any way unsatisfactory and/or inconsistent with the needs of the business; (b) the

Grantee’s breach of this Agreement or any other agreement between the Grantee and the Company or any of its subsidiaries or Affiliates; or (c) the Grantee’s misconduct, including, but not limited to, fraud, violation of or disregard for the rules, policies, and procedures of the Company or any of its subsidiaries or Affiliates, dishonesty, insubordination, theft, or other illegal or inappropriate conduct.

The determination as to whether “Cause” has occurred shall be made by the Administrator. The Administrator shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” If, subsequent to the Grantee’s termination of Employment for other than Cause, it is determined that the Grantee’s Employment could have been terminated for Cause, the Grantee’s Employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred. Notwithstanding the foregoing, if Grantee is party to an employment, severance-benefit, change of control or similar agreement with the Company that contains a definition of “Cause” (or a correlative term), such definition will apply (in the case of such Grantee for purposes of this Agreement) in lieu of Section 3(c)(i) through (iv) of the definition of “Cause” set forth above during the term of such other agreement, provided that Section 3(c)(v) of the definition set forth above will always apply for purposes of this Agreement.
(d)“Change of Control” shall mean the occurrence of any one of the following two events: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (ii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation (or other business entity) issuing cash or securities in the consolidation or merger (or of its ultimate parent, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing subsection (d)(i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided that, if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing subsection (d)(i).
(e)“Client” shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules:

i.with respect to each Client, the term “Client” shall also include any Persons who are Affiliates of such Client and, to the extent known by the Grantee to have such connection with such Client (and the Grantee shall be deemed to have such knowledge if the Grantee would reasonably have been expected to have such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), directors, officers or employees of such Client or any such subsidiaries or Affiliates thereof, or Persons who are members of the immediate family of such Client or any of the other foregoing Persons or Affiliates of any of them;

ii.with respect to any Present Client or Past Client (as applicable) that is a Fund, the term “Client” shall also include (x) the sponsor of such Client, and any other Fund sponsored by such Person or its Affiliates, and (y) any investor in such Client (provided that, except to the extent the Grantee had knowledge of the identity of an investor therein while the Grantee was employed by the Company and its subsidiaries and Affiliates (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), in the case of any Fund, an investor therein shall not be deemed a Present Client or Past Client (as applicable) hereunder);

iii.with respect to any Client that is a trust or similar entity, the term “Client” shall include the settlor and, to the extent such beneficiary is known to the Grantee to be such a beneficiary (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), any Person who is a beneficiary of such Client and the Affiliates and immediate family members of any such Persons;

iv.with respect to so-called “wrap programs,” “SMA programs” or similar programs, the term “Client” shall include (x) the sponsor of such program, and (y) the underlying participants in such program (provided that, except to the extent the Grantee had knowledge of the identity of a participant therein while the Grantee was employed by the Company and its subsidiaries and Affiliates (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and/or its subsidiaries or its Affiliates), a participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder); and

v.with respect to each Client, the term “Client” shall also include any Persons who (x) in U.S. retail markets, serve as intermediaries, including, but not limited to, broker-dealers and financial advisers, and, (y) in all other markets, serve as an intermediary with discretion as to whether or not to make Affiliate products available to their underlying clients.

(f)“Code” shall mean the U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

(g)“Covered Transaction” shall mean a consolidation or merger or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company in which outstanding Shares are exchanged for securities, cash or other property of an unrelated corporation (or other business entity) or a liquidation of the Company.

(h)“Employment” shall mean the Grantee’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Grantee is employed by, or otherwise providing services to, the Company or its Affiliates. If the Grantee’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Grantee’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Grantee transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of this Award relating to the payment of “nonqualified deferred compensation” (subject to Code Section 409A) upon a termination or cessation of employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Code Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

(i)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended), including, without limitation, an investment company (whether or not registered under the Investment Company Act of 1940, as amended), a general or limited partnership, a trust or a commingled fund, in any such case organized (or otherwise formed) in any jurisdiction.

(k)“Good Reason” shall mean any of the following events or conditions occurring without the Grantee’s express written consent, provided that the Grantee shall have given notice of such event or condition within 90 days of the initial existence of such event or condition and the Company shall not have remedied such event or condition within 30 days after receipt of such notice:

i.a materially adverse alteration in the nature or status of the Grantee’s duties or responsibilities;

ii.a material reduction in the Grantee’s annual base salary or any target bonus, other than an across-the-board reduction that applies to the Grantee and similarly-situated employees; or

iii.a change of 50 miles or more in the Grantee’s principal place of Employment, except for required travel on business to an extent substantially consistent with the Grantee’s business travel obligations.

Notwithstanding the foregoing, if the Grantee is party to an employment, severance-benefit, change of control or similar agreement with the Company or any subsidiary thereof that contains a definition of “Good Reason” (or a correlative term), such definition will apply (in the case of the Grantee for purposes of this Agreement) in lieu of the definition set forth above during the term of such agreement.
(l)“Investment Management Services” shall mean any services which involve: (i) the management of an investment account or Fund (or portions thereof or a group of investment accounts or Funds); (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds); or (iii) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, including, without limitation, in each of the foregoing cases, performing activities related or incidental thereto.

(m)“Past Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who at any point prior to such time of determination had been, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor or as an investor in a Fund for which the Company or any subsidiary or Affiliate thereof acts (or acted) as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of, or otherwise a recipient of Investment Management Services from, (x) the Company or any subsidiary or Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant of the Company or any subsidiary or Affiliate thereof acting on behalf of the Company or any of its subsidiaries or Affiliates, but at such time is not an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Company or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information; provided, however, that, from and after the termination of Grantee’s Employment, the term “Past Client” shall thereafter be limited (solely with respect to the Grantee) to those Past Clients who were (directly or indirectly) advisees or investment advisory customers or clients of, or recipients of Investment Management Services from, the Company or any subsidiary or Affiliate thereof, or any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of the Company or any subsidiary or Affiliate thereof, at any time during the two (2) years immediately preceding the date of such termination.

(n)“Performance Criteria” shall mean specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of the Award.

(o)“Performance Measure” shall mean the target for the Performance Period (each as set forth on Exhibit A, as applicable), as established by the Compensation Committee.

(p)“Performance Period” shall mean a period of at least a full fiscal year of the Company.

(q)“Person” shall mean any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

(r)“Potential Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) to whom (x) the Company or any subsidiary or Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of the Company or any subsidiary or Affiliate thereof, acting on behalf of the Company or any subsidiary or Affiliate thereof in any such case has within one (1) year prior to such time of determination offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Company or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information; provided, however, that, from and after the termination of Grantee’s Employment, the term “Potential Client” shall thereafter be limited (solely with respect to the Grantee) to those Potential Clients to whom such an offer to provide Investment Management Services was made at any time during the one (1) year immediately preceding the date of such termination. The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events.

(s)“Present Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who is at such time of determination, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor, or as an investor in a Fund for which the Company or any subsidiary or Affiliate thereof acts as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) (x) the Company or any subsidiary or Affiliate thereof and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of the Company or any subsidiary or Affiliate thereof acting on behalf of the Company or any subsidiary or Affiliate thereof, and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information.

4.Termination of Service. If the Grantee’s Employment terminates, this Award may be subject to earlier termination or accelerated vesting as set forth below.

(a)Termination by Reason of Death or Disability. Notwithstanding anything to the contrary herein or in the Plan, if the Grantee’s Employment terminates by reason of death or disability, this Award shall automatically fully vest at the time of such termination; provided that, if this Award is subject to a Performance Measure, it shall only vest pursuant to Section 2(b) if (i) the Compensation Committee has certified that the Performance Measure has been attained on or before the date of termination, and in such case shall vest at the time of such termination in the amount indicated on Exhibit A, or (ii) the attainment of the Performance Measure is not yet determinable as of such date, and in such case shall vest at the time of such termination but such vested portion shall remain subject to the attainment of the Performance Measure and shall not be settled unless and until the Compensation Committee has certified that the Performance Measure has been attained (and shall be settled at the time of such certification (if any)). (For the avoidance of doubt, if this Award is subject to a Performance Measure that the Compensation Committee has certified has not been attained with respect to all or any portion thereof, this Award shall terminate with respect to all or any portion thereof, as applicable, in accordance with Section 2(b) hereof.)

(b)Other Termination. If the Grantee’s Employment terminates for any reason other than death or disability or in connection with a Change of Control described in Section 2(c), this Award shall, to the extent not already vested as described herein, terminate immediately and be of no further force or effect; it being understood that this Award shall remain outstanding following the date of any termination with respect to any portion thereof subject to a Performance Measure that has vested (including pursuant to Sections 2(c)(y) or 4(a)(ii) hereof) until the Award is settled or terminated in accordance with Section 2(b).

The Administrator’s determination of the reason that the Grantee’s Employment has terminated shall be conclusive and binding on the Grantee and his or her representatives, legal guardians or legatees.
5.Effect of Certain Transactions.

(a)Hypothetical Investments in Notional Shares. If the Grantee has elected a hypothetical investment in Notional Shares, upon a Covered Transaction in which holders of Shares will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 5(b)(iv) below, the Administrator may provide for payment (a “cash-out”), with respect to the Award or any portion thereof, equal to the fair market value of one Share (as determined by the Administrator in its reasonable discretion) times the number of Notional Shares subject to the Award or such portion, on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines; provided that, the Administrator shall not exercise its discretion under this Section 5(a) with respect to this Award in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(b)All Hypothetical Investments. The provisions of this Section 5(b) shall apply regardless of the hypothetical investment elected by the Grantee.

i.Assumption or Substitution. In the event of a Covered Transaction, if the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of the Award or for the grant of a new award in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

ii.Acceleration. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, then subject to Section 5(b)(iv) below, this Award will be accelerated and settled, prior to the Covered Transaction; provided that, to the extent acceleration pursuant to this Section 5(b)(ii) would cause the Award to fail to satisfy the requirements of Section 409A (if subject to such requirements), the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Shares and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 5, replicate the prior terms of the Award.

iii.Termination of Award Upon Consummation of Covered Transaction. This Award will terminate upon consummation of the Covered Transaction, unless: (i) the Award is assumed pursuant to Section 5(b)(i) above; or (ii) the Award is converted pursuant to the proviso in Section 5(b)(ii) above into an ongoing right to receive payment in a medium other than Shares.

iv.Additional Limitations. Any Shares and any cash or other property delivered pursuant to Section 5(a) or Section 5(b)(ii) above with respect to the Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 5(a) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

(c)Changes in and Distributions with Respect to Shares. The provisions of this Section 5(c) shall apply if the Grantee has elected a hypothetical investment in Notional Shares.

i.Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the number and kind of Notional Shares subject to the Award and any other provision of Awards affected by such change.

ii.Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 5(c)(i) above to take into account distributions to stockholders other than those provided for in Section 5(c)(i), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of the Award, having due regard for the requirements of Section 409A.

6.Vesting and Settlement. Any portion of the Award that becomes vested shall be settled by the Company to the Grantee in Shares or cash (subject to Section 5 above), or a combination thereof, as determined by the Administrator, following, if applicable, attainment of the Performance Measure. The Award shall be settled pursuant to Section 2 hereof, and the vesting schedule and, if applicable, performance requirements set forth on Exhibit A, with the issuance and distribution of Shares and/or payment in cash, if any, in settlement of the Award (whether the Shares, if any, are to be held by the Company on the Grantee’s behalf pursuant to Section 18(a) hereof or issued directly to the Grantee) to occur, in all cases, no later than March 15 of the year following the year in which the Award , in accordance with the short-term deferral exception under Section 409A and the regulations and guidance thereunder. Notwithstanding anything to the contrary in the Plan, settlement of this Award does not require a request for distribution from the Grantee.

Any sales of Shares are subject to the Company’s insider trading policy, equity ownership guidelines and other Company policies as may be in effect from time to time or otherwise established by the Administrator.
7.Dividend Equivalent Rights. In the case of a Grantee who has elected a hypothetical investment in Notional Shares, if the Company makes any cash dividends or other cash distributions to the holders of Shares, the Grantee shall have the right to receive payments in lieu thereof in respect of the Notional Shares (“Dividend Equivalent Rights”). If the Company makes such a cash dividend or other cash distribution prior to the settlement or termination of the Award, the Company shall credit a bookkeeping account of the Dividend Equivalent Rights on behalf of the Grantee as of the record date of such cash dividend or other cash distribution. The amount credited shall be equal to the per-Share cash dividend or other cash distribution paid by the Company multiplied by the number of Notional Shares. Such amounts shall be subject to the same vesting, payment (without interest), issuance, distribution, and other terms and conditions applicable to the Award as provided in this Agreement, including, for the avoidance of doubt, the attainment of any Performance Measure, as certified by the Compensation Committee.

8.Stockholder Rights. This Award shall not be interpreted to bestow upon a Grantee, including any Grantee who has elected a hypothetical investment in Notional Shares, any equity interest or ownership in the Company or any subsidiary or Affiliate prior to the dates on which the Company delivers Shares (if any) to the Grantee in settlement of this Award. The Grantee shall have no rights as a shareholder with respect to the Notional Shares, and shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

9.Noncompetition, Intellectual Property and Confidentiality.

(a)In consideration of the Award granted herein, the Grantee agrees that during the term of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for one (1) year thereafter (or two (2) years if the Grantee breaches his or her fiduciary duty to the Company or its subsidiaries or Affiliates, or unlawfully takes, physically or electronically, property belonging to the Company or its subsidiaries or Affiliates) for any reason other than termination by the Company without Cause, the Grantee: (i) will not, directly or indirectly, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any Competing Business (as hereinafter defined) (provided, however, that nothing in this clause (i) shall prohibit the Grantee from acting as an agent for a Competing Business in the course of his or her employment (or other applicable service relationship) for a business which is not a Competing Business); (ii) will not, directly or indirectly, take any action to negotiate or discuss with any person or entity or solicit or entertain from any person or entity, any investment, purchase, proposal, offer or indication of interest regarding (A) any investment in any entity in which the Company or any of its subsidiaries or Affiliates holds any securities or other investment interests or (B) any investment in any other entity with whom the Company or any of its subsidiaries or Affiliates is or was discussing or negotiating any possible investment therein at any time during the one (1) year preceding the termination (if any) of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates.

For purposes of this Agreement, the term “Competing Business” shall mean a business or a division of a business, conducted anywhere in the world, which invests in or acquires boutique or specialist investment managers or advisers, or has adopted a strategy or developed a business plan to invest in or acquire multiple boutique or specialist investment managers or advisers. Notwithstanding the foregoing, the Grantee may own up to five percent (5%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.
(b)During the term of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for two (2) years thereafter, the Grantee will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave Employment with the Company or its subsidiaries or Affiliates (other than terminations of Employment of subordinate employees undertaken in the course of the Grantee’s Employment with the Company or any of its subsidiaries or Affiliates).

(c)In addition to (and not in limitation of) the provisions of Sections 9(a) and (b) of this Agreement, the Grantee agrees, for the benefit of the Company and its subsidiaries and Affiliates, that the Grantee shall not, during the term of his or her Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for one (1) year thereafter, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Company or a subsidiary or Affiliate thereof while employed by the Company)):

i.Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients, and Potential Clients);

ii.Solicit or induce (whether directly or indirectly) any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds or accounts with respect to which the Company or any of its subsidiaries or Affiliates provides Investment Management Services to be withdrawn from such management or other services, or (B) causing any Client (including any Potential Client) not to engage the Company or any of its subsidiaries or Affiliates to provide Investment Management Services for any additional funds or accounts (or otherwise attempt to cause any of the foregoing to occur);

iii.Otherwise divert or take away (or seek to divert or take away) any funds or investment accounts with respect to which the Company or any subsidiary or Affiliate thereof provides Investment Management Services; or

iv.Contact or communicate with, whether directly or indirectly, any Past Clients, Present Clients or Potential Clients in connection with providing Investment Management Services to such Persons;

provided, however, that this Section 9(c) shall not be applicable to Clients (including Potential Clients) who are also immediate family members of the Grantee.
(d)The Grantee understands that the restrictions set forth in Sections 9(a), (b) and (c) of this Agreement are intended and necessary to protect the Company’s and its subsidiaries’ and Affiliates’ interests in its and their Proprietary Information (as hereinafter defined) and established employee and client relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

(e)The Grantee agrees and acknowledges that any and all presently existing business of the Company and its subsidiaries and Affiliates and all business developed by the Company, any of its subsidiaries or Affiliates, the Grantee and/or any other employee (or other service provider) of the Company and its subsidiaries and Affiliates, including without limitation all client lists, the Company’s deal structures (as represented by the transactions it has completed, attempted or actually proposed), compensation records, agreements, and any other incident of any business developed by the Company or carried on by the Company and all trade names, service marks and logos under which the Company, its subsidiaries and its and their Affiliates do business, including without limitation “Affiliated Managers Group” and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Company or such subsidiary or Affiliate, as applicable, for its or their sole use, and (where applicable) amounts received in respect of the foregoing shall be payable directly to the Company or such subsidiary or Affiliate. The Grantee acknowledges that, in the course of performing services for the Company and otherwise, the Grantee will from time to time have access to information concerning the Company’s, its subsidiaries’ or its Affiliates’ current or proposed businesses, technologies, business relationships, clients, personnel, processes, operations, strategies, plans, methods, investment recommendations, investment processes, investment methodologies, products, confidential records, manuals, data, client and contact lists, trade secrets or financial, corporate, marketing or personnel affairs, which the Company or such subsidiary or Affiliate has not released to the general public and all memoranda, notes, papers, items and tangible media related thereto (collectively, “Proprietary Information”). The Grantee agrees that Proprietary Information of the Company or any subsidiary or Affiliate thereof is and will be the exclusive property of the Company or such subsidiary or Affiliate, as the case may be, and further agrees to always keep secret and never (during the term of this Agreement or thereafter) publish, divulge, furnish, use or make accessible to anyone (other than in the regular business of the Company or any subsidiary or Affiliate thereof or otherwise at the Company’s request) such Proprietary Information. Anything contained herein to the contrary notwithstanding, this Section 9(e) shall not (i) apply to any knowledge, information or property which (x) is generally known or available to the public or in the public domain, (y) has been previously disclosed or made available to the public, unless the Grantee knows or has reason to know that such disclosure or availability was the direct or indirect result of the violation or breach of a confidentiality or non-disclosure obligation, or (z) is required to be disclosed or delivered by any court, agency or other governmental authority or is otherwise required to be disclosed by law, or (ii) preclude the Grantee from cooperating with any governmental process, or any governmental or law enforcement agency in any investigation, or from making any other communications (without notice to or consent from the Company) with a governmental agency. The Grantee understands that he or she will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, the Grantee may be held liable if he or she accesses trade secrets by unauthorized means.

(f)The Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets and other works of authorship (collectively, “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by the Grantee (alone or jointly with others) or under Grantee’s direction during Grantee’s Employment. The Grantee acknowledges and confirms that the Grantee hereby assigns and transfers, and will assign and transfer, to the Company and its successors and assigns all the Grantee’s right, title and interest in all Developments that (i) relate to the business of the Company, any subsidiary or Affiliate or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured, serviced, licensed or sold by the Company or which may be used with such products or services; or (ii) result from tasks assigned to the Grantee by the Company, a subsidiary or an Affiliate; or (iii) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, a subsidiary or an Affiliate (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

(g)Upon termination of the Grantee’s Employment for any reason, all Proprietary Information in the Grantee’s possession or control shall be returned to the Company and remain in its possession. The Grantee will cooperate fully with the Company and its subsidiaries and Affiliates, both during Employment and following termination of Employment for any reason, in order for the Company and its subsidiaries and Affiliates to enforce and protect any of their rights and interests with respect to Proprietary Information, Company-Related Developments, and Intellectual Property Rights in Company-Related Developments, including without limitation whatsoever, signing all papers, copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney which the Company may deem necessary or desirable in order to protect such rights and interests.

(h)The Grantee and the Company agree that, in the event that any provision of this Section 9 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, the applicable provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

10.Remedies Upon Breach. In the event that the Grantee breaches any of the provisions of Section 9 of this Agreement, including, without limitation, following the termination of the

Grantee’s Employment, the entire value of the vested Award (as of the date Grantee’s Employment is terminated, whether or not paid, settled or distributed by the Company), shall be paid to or retained by the Company, as applicable, as liquidated damages (the “Liquidated Damages”). The parties agree that in the event of such breach by the Grantee it will be difficult to ascertain with certainty the amount of damages suffered by the Company and its subsidiaries and Affiliates. The amount of the Liquidated Damages represents a reasonable estimate of the damages expected to be suffered by the Company and its subsidiaries and Affiliates as a result of the Grantee’s default and, in any such event, in addition to (and not in limitation of) such other remedies as the Company may have against the Grantee, until the Liquidated Damages are recovered in their entirety, (x) the Company shall be entitled to withhold any payments to which the Grantee otherwise would be entitled (whether pursuant to this Agreement or any other agreement, plan or policy, including without limitation distributions hereunder), and (y) the Grantee, at the request of the Company, shall return all or some incentive compensation (which shall include any compensation distributed or awarded to the Grantee other than base compensation); provided that, any amounts so withheld or returned shall be promptly released to the original payee to the extent it is determined (whether by settlement, judgment or arbitral decision) that such amounts are required to be so released, together with interest thereon as may be agreed or determined in connection with such settlement, judgment or decision. The Grantee agrees that the remedies provided in this Section 10 are reasonably related to anticipated losses that the Company and/or any of its subsidiaries or Affiliates would suffer upon a breach of such provisions by the Grantee. The Grantee recognizes and agrees that the Company’s remedies at law for any breach, or threatened breach, of the provisions of this Agreement would be inadequate, and that for any breach or threatened breach of such provisions by the Grantee, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and enforcement of its rights by an action for specific performance to the extent permitted by law (and without having to post bond), and to an award of reasonable attorneys’ fees and costs incurred in connection with securing any of its rights hereunder.

11.Notice of Termination.

(a)Grantee’s Employment may be terminated at any time by the Company or, if different, any subsidiary or Affiliate of the Company that is the Grantee’s employer (the “Grantee’s employer”), or by the Grantee; provided that, the Grantee (but not the Company or, if different, the Grantee’s employer) shall be required to provide at least six (6) months advance written notice of such termination. For the avoidance of doubt, for purposes of Section 9 of this Agreement, termination of Employment shall be deemed to occur upon delivery of notice of termination by the Grantee.

(b)Where notice of termination has been delivered by the Grantee, the Company (and, if different, the Grantee’s employer) shall be under no obligation to provide any activities to Grantee to carry out on behalf of the Company or its subsidiaries or Affiliates, and may require him or her (i) not to attend any premises of the Company or any subsidiary or Affiliate thereof, (ii) to resign with immediate effect from any offices he or she holds with the Company or any subsidiary or Affiliate thereof (or any Client thereof), (iii) to refrain from any business contact with any Clients, partners or employees of the Company or any subsidiary or Affiliate thereof, and (iv) to take any leave time he or she has accrued under the policies of the Company or any subsidiary or Affiliate thereof.

(c)Notwithstanding the foregoing, if the Grantee is a party to an employment agreement with the Company or any subsidiary or Affiliate thereof, any terms of such employment agreement shall supersede and apply in precedence to the provisions of clauses (a) and (b) of this Section 11, and clauses (a) and (b) of this Section 11 shall not be taken to amend the related terms of such employment agreement.

(d)In connection with the termination of Grantee’s Employment, the Grantee shall reasonably cooperate with the Company and, if different, the Grantee’s employer, to prepare a communication plan regarding Grantee’s departure, and Grantee shall not make any other public statement regarding his or her departure without the prior written consent of the Company.

12.Nondisparagement. In exchange for the consideration herein, the Grantee agrees that he or she will not make any disparaging, derogatory, damaging, and/or critical statements concerning the Company or any subsidiaries or any of their respective affiliates, partners, officers, directors, employees, services, products and/or activities.

13.Third-Party Agreements and Rights.

(a)The Grantee hereby confirms that he or she is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Grantee’s use or disclosure of information or the Grantee’s engagement in any business. In the Grantee’s work for the Company or any of its subsidiaries or Affiliates, the Grantee will not disclose or use any information in violation of any rights of any such previous employer or other party.

(b)The Grantee’s employer, if different than the Company, is an intended third-party beneficiary under this Agreement and may enforce the terms of Sections 9, 10, 11, 12, 14, 15, 16 and 18 of this Agreement. This right is subject to (i) the rights of the parties hereto to rescind or vary this Agreement without the consent of any such subsidiary or Affiliate and (ii) the other terms and conditions of this Agreement and the Plan.

14.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Administrator (or its delegee). The Grantee may transfer, without consideration for the transfer, the Award to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee (and, as required by the Administrator, the beneficiaries or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement.

15.Certain Tax Matters. To the extent permitted by law, the Company, the Grantee’s employer or their agents shall have the right to withhold or deduct from any distributions (including any Shares acquired or otherwise deliverable and the payment of other amounts with respect to such Shares) or payments to the Grantee the minimum amount of taxes and any social security contributions required to be withheld or deducted by federal, state or local governments. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company or the Grantee’s employer in cash (or by such other means as may be acceptable to the Company or the Grantee’s employer in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Shares or Shares acquired hereunder or by the withholding of amounts from any payment hereunder) the minimum amount of taxes and any social security contributions required to be withheld in connection with such award, vesting issuance, distribution or payment. Such payment by the Grantee shall be made no later than the date as of which any Shares or other amounts provided hereunder first become includable in the gross income of the Grantee for U.S. federal income tax purposes or as otherwise required by the Company or the Grantee’s employer under applicable law.

16.Pensionable Pay. For Grantees that are non-U.S. employees, the Award shall not form part of the Grantee’s pensionable pay.

17.Section 409A.

(a)This Agreement is intended either to be exempt from or compliant with Section 409A of the Code (including the Treasury Regulations and guidance promulgated thereunder, “Section 409A”), and all provisions of this Agreement shall be construed and administered accordingly.

(b)Notwithstanding anything to the contrary in this Agreement, if the Grantee is determined by the Administrator to be a “specified employee” within the meaning of Section 409A at the time of the Grantee’s separation from service, any and all payments, settlements or distributions under this Agreement that constitute nonqualified deferred compensation under Section 409A and that would (but for this provision) be paid, settled or distributed within six (6) months following the date of termination will be delayed until the earlier of (i) the date that is six (6) months and one day following the Grantee’s separation from service, and (ii) the date of the Grantee’s death.

(c)In no event shall the Company or any of its subsidiaries or Affiliates have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

18.Miscellaneous.

(a)The Company shall maintain an account on its books in the name of the Grantee which shall reflect the amount of the Award granted to the Grantee and the number of Notional Shares. The Grantee acknowledges and agrees that the Company (i) may hold any Shares issued and distributed in settlement of this Award on behalf of the Grantee, until such time as the Grantee submits a request for delivery, and (ii) will exercise voting rights and take all other corporate actions for any Shares issued pursuant to this Award for such time as any such Shares may be held by the Company on behalf of the Grantee, unless the Grantee provides written notice to the Human Resources Department to the contrary.

(b)Notice hereunder shall be given (i) to the Company at its principal place of business, and (ii) to the Grantee at the address on file in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(c)The Grantee hereby acknowledges and agrees to the following: (i) this Award is offered to the Grantee at the complete discretion of the Company; (ii) the Plan and this Award do not form part of any contract of employment between Grantee and the Company or any of its subsidiaries or Affiliates and do not confer upon the Grantee any rights with respect to continuance as an employee (or other service provider) of the Company or any of its subsidiaries or Affiliates; (iii) this Award will not affect any right the Company or any of its subsidiaries or Affiliates may have under any employment agreement with the Grantee or under applicable law to terminate the Employment of the Grantee at any time with or without Cause; (iv) this Award is not part of the Grantee’s base salary or wages and will not be taken into account in determining any other employment-related rights that the Grantee may have, such as any rights the Grantee may have to pension or severance pay; and (v) this Award does not confer on the Grantee any implied right or entitlement to the exercise of any discretion in his or her favor with respect to any discretionary terms in this Award.

(d)The Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of Grantee’s Employment with the Company, or any of its subsidiaries or Affiliates, for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to this Award as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this Section 18(d) and the Grantee’s terms of employment, this Section 18(d) shall take precedence (except as required by applicable legislation).

(e)Pursuant to the provisions of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Award for any purpose that may at the time be permitted by law, but no such action may be taken that materially and adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.

(f)If the Grantee is resident outside of the United States, to the extent permitted by applicable law, the Grantee hereby consents to the holding, processing and transfer of data relating to him or her (including sensitive personal data as defined in the UK Data Protection Act 1998) by: (i) the Company and any of its subsidiaries and Affiliates; (ii) any person providing services to the Company, its subsidiaries or Affiliates (including, but not limited to, any third party broker, registrar or administrator); and (iii) any trustee appointed by the Company, its subsidiaries or Affiliates, in each case for all purposes relating to the administration or operation of the Plan, including the grant, holding or vesting of an Award and the delivery, holding or sale of Stock and, to the extent permitted by applicable law, this consent includes consent to the transfer of such data to countries outside the European Economic Area even if the country in question does not maintain adequate data protection standards.

(g)The provisions of this Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Notwithstanding the foregoing or anything to the contrary herein, if the Grantee is a resident of, or employed in, the Commonwealth of Massachusetts for at least 30 days prior to his or her termination of Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates, Section 9(a) and all claims or disputes arising out of or based upon such section or relating to the subject matter thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(h)The Grantee hereby acknowledges that he or she has read this Agreement, including, without limitation, Section 9(a), thoroughly, is satisfied that he or she understands it completely, and agrees to be bound by the terms and conditions set forth herein. The Grantee understands that he or she has the right to consult an attorney before signing this Agreement. Notwithstanding anything to the contrary herein, Section 9(a) shall not take effect until ten (10) business days after the Grant Date listed on Exhibit A hereto.

(i)Notwithstanding anything herein to the contrary, this Award shall be, and the Grantee hereby acknowledges that it is, subject to and governed by all the terms and conditions of the Plan.
[Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Grant Date.

AFFILIATED MANAGERS GROUP, INC.

By: __________________________
David M. Billings
Executive Vice President, General Counsel
and Secretary

Please execute this Agreement and return it to the Human Resources Department.

_______________________________
Grantee:

[Award Agreement]